                                                                  EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-67814 of Barry's Jewelers, Inc. on form S-8 of our report dated August 12, 1996, except for Note 2, paragraphs 6 and 7, as to which the date is August 30, 1996, appearing in this Annual Report on Form 10-K of Barry's Jewelers, Inc. for the years ended May 31, 1996 and 1995.


  /s/ DELOITTE & TOUCHE LLP
- ------------------------------
      Deloitte & Touche LLP

Los Angeles, California
September 11, 1996

                                                                EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) No. 33-67184 of our report dated August 8, 1994 with respect to the statements of operations, shareholders' equity, and cash flows of Barry's Jewelers, Inc. for the year ended May 31, 1994 and the related financial statement schedule, included in the Annual Report (Form 10-K) of Barry's Jewelers, Inc. for its fiscal year ended May 31, 1996.



                                                    /s/  ERNST & YOUNG LLP
                                                 ------------------------------
                                                         Ernst & Young LLP

Los Angeles, California
September 9, 1996